Exhibit 10.15

GTX CORP.

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

CONVERTIBLE PROMISSORY NOTE

GTX Corp. Note No. [__]

$[insert]

[insert], 2014

FOR VALUE RECEIVED, GTX Corp., a Nevada corporation, its assigns and successors (the “Company”), hereby promises to pay to the order of [insert], a [insert] (the “Holder”), in immediately available funds, the total principal sum of [insert] Dollars ($[insert]).  The principal hereof shall be due and payable on or before 5:00 p.m., Pacific Daylight Time, on December 31, 2015 (the “Maturity Date”) (unless such payment date is accelerated as provided in Section 5 hereof).  Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 6 hereof.

This Note is being issued pursuant to a Note and Share Purchase Agreement by and between the Company and Holder dated [insert], 2014 (the “Agreement”), and is part of a series of notes between the Company and various Holders issued or to be issued by the Company which shall not exceed $300,000 in aggregate principal amount.  The Notes shall rank equal to each other without preference or priority of any kind over one another, and all payments of principal with respect to any of the Notes (including prepayments as provided herein) shall be applied ratably and proportionately on the outstanding Notes on the basis of the principal amount of the outstanding indebtedness represented thereby.  The Holder hereof has executed an Agent Agreement appointing an agent to act on its behalf with respect to these matters.

1.

PREPAYMENT.  The Company may at any time, upon ten (10) business days written notice to Holder, prepay all or any part of the principal balance of this Note.  The advance notice, and the end of the ten (10) day period, shall be referred to herein as the “Prepayment Notice” and the “Prepayment Date,” respectively.  In the event that the Company sends a Prepayment Notice to Holder, Holder may elect prior to the Prepayment Date to convert into shares of Common Stock of the Company pursuant to Section 2 hereof, all or part of the amount of principal to be repaid by the proposed prepayment instead of receiving such prepayment.

2.

CONVERSION.  The outstanding principal due under this Note may be converted, in whole or in part, at any time or from time to time, at the option of the Holder, into common stock of the Company (“Conversion Shares”) at $0.015 per share (the “Conversion Price”).

(a)

Conversion Limitation.  Notwithstanding the foregoing, in no event shall Holder be entitled to convert any portion of the Note to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder, and (2) the number of shares of Common Stock issuable upon the full or partial conversion of the Note with respect to which the determination of this sentence is being made, would result in beneficial ownership by Holder of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to Holder upon such conversion).  For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Rule 13d-3 promulgated thereunder.  The Holder further agrees that if the Holder transfers or assigns any of the Note to any affiliate of such Holder, such transfer or assignment shall be made subject to the transferee’s or assignee’s specific agreement to be bound by the provisions of this Section.

(b)

Adjustment of Conversion Price Upon Issuance of Stock for Less than Conversion Price.

(i)

Issuance of Shares of Common Stock.  In case after the date hereof, the Company shall issue any shares of Common Stock, except as set forth in Section 2(c), at a price per share less than the Conversion Price (as then in effect) (a “Dilutive Issuance”), then in each such event the Conversion Price shall be adjusted downward as determined by the following formula:

A     =       B      x

   TA + C

             TA + NEW

where:

A =

the adjusted Conversion Price;

B =

the Conversion Price prior to adjustment;

TA =

the total number of shares of Common Stock outstanding on the applicable date, including all shares of Common Stock issuable upon exercise, conversion or exchange of convertible securities outstanding on such date, whether or not exercisable, convertible or exchangeable on such date (“Outstanding Common Equivalent Shares”);

C =

the number of shares of Common Stock which the aggregate purchase price received by the Company (including the maximum amount it may potentially receive) in the Dilutive Issuance, would purchase at the Conversion Price;

NEW =

the total number of new shares of Common Stock actually issued or issuable in the applicable Dilutive Issuance.

No adjustment to the Conversion Price shall be made as the result of the issuance of Common Stock if the Company receives written notice from the Holders of at least a majority in interest of the Notes, agreeing that no such adjustment shall be made as the result of the issuance of such additional shares of Common Stock.

(ii)

Issuance of Convertible Securities.  In case after the date hereof, the Company shall issue any convertible securities and the minimum price per share for which shares of Common Stock are issuable pursuant to such convertible securities shall be less than the Conversion Price in effect immediately prior to the issuance of such convertible securities, then the total maximum number of shares of Common Stock issuable upon the exercise or conversion of all of such convertible securities shall be deemed to be outstanding and to have been issued or sold for purposes of Section 2(b)(i) hereof for the minimum price per share as so determined.

Subject to the following, no further adjustment of the number of Conversion Shares or Conversion Price shall be made upon the actual issuance of shares of Common Stock so deemed to have been issued.  Upon the expiration or termination of the exercise or conversion privileges of convertible securities for which any adjustment was made pursuant to this Section 2(b), or if the price payable upon exercise or conversion or the rate of conversion of any such convertible securities shall change at any time, then the Conversion Price shall be readjusted, and shall thereafter be such number and price as would have prevailed had the Conversion Price been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the shares of Common Stock, if any, actually issued upon the exercise or conversion of such convertible securities and (B) the consideration actually received by the Company upon such exercise or conversion plus the consideration, if any, actually received by the Company for the issuance of convertible securities. No such readjustment shall have the effect of decreasing the number of Conversion Shares or increasing the Conversion Price by an amount in excess of the amount of the adjustment initially made for the issuance of such convertible securities.

(c)

Dilutive Issuance Exceptions.  The following issuances of Common Stock shall be exempt from Section 2(b), and the issuance thereof shall not cause any adjustment to the Conversion Price:

(i)

Shares of Common Stock or convertible securities in a private placement issued in an aggregate amount of less than $250,000;

(ii)

shares of Common Stock, options or convertible securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock;

(iii)

shares of Common Stock or options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company;

(iv)

shares of Common Stock or convertible securities actually issued upon the exercise of options or shares of Common Stock actually issued upon the conversion or exchange of convertible securities, in each case provided such issuance is pursuant to the terms of such option or convertible security;

(v)

shares of Common Stock, options or convertible securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company;

(vi)

shares of Common Stock, options or convertible securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company;

(vii)

shares of Common Stock, options or convertible securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Company; and

(viii)

shares of Common Stock, options or convertible securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company.

(d)

Mandatory Conversion.  The outstanding principal due under this Note shall be converted into common stock of the Company at the election of the Company at the Conversion Price if (i) the Note is not repaid or converted prior to May 31, 2015, (ii) the Common Stock underlying the Note is eligible for resale under Rule 144 or under an applicable registration statement, and (iii) the closing share price of the Common Stock as reported on OTC Markets for the ten (10) consecutive trading days prior to conversion is greater than $0.03 per share.

(e)

Conversion into Qualified Financing.  The Holder shall have the right, but not the obligation, to convert the outstanding principal due under this Note into any financing greater than $500,000 in aggregate new proceeds (a “Qualified Financing”) at the terms of such Qualified Financing, in lieu of the conversion rights set forth herein.

3.

TRANSFERABILITY.  This Note shall not be transferred, pledged, hypothecated, or assigned by either party without the express written consent of the other Party.  In the event any third party acquires a controlling interest in the Company or acquires substantially all of the assets of the Company (a “Reorganization Event”), this Note will survive and become an obligation of the party that acquires such controlling interest or assets.  In the event of a Reorganization Event the Company agrees to make the party that acquires such controlling interest or assets, aware of the terms of this Section and this Note.

4.

RESERVATION OF SECURITIES.  The Company shall at all times reserve and keep available such number of shares of Common Stock of the Company as would be necessary to convert the entire amount due and owing under the terms of this Note if Holder elected to convert said amount under Section 2 hereof.

5.

DEFAULT.  The occurrence of any one of the following events shall constitute an Event of Default:

(a)

The non-payment, when due, of any principal pursuant to this Note;

(b)

The material breach of any representation or warranty in this Note.  In the event the Holder becomes aware of a breach of this Section 5(b), the Holder shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such breach;

(c)

The breach of any covenant or undertaking, not otherwise provided for in this Section 5;

(d)

The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(e)

The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for twenty (20) days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for twenty (20) days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

In the event the Holder becomes aware of a breach of Sections 5(a), (b) or (c), then provided such breach is capable of being cured by Company, the Holder shall notify the Company in writing of such breach and the Company shall have thirty (30) calendar days after notice to cure such breach.

Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder, immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder, shall immediately become due and payable without any such notice.

6.

NOTICES.  All notices provided for in this Note shall be in accordance with the notice provisions of the Agreement.

7.

GOVERNING LAW; VENUE.  This Note shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.  The Parties agree that any action brought to enforce the terms of this Note will be brought in the appropriate federal or state court having jurisdiction over Los Angeles County, California, United States of America.

8.

CONFORMITY WITH LAW.  It is the intention of the Company and Holder to conform strictly to applicable usury and similar laws.  Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

9.

MODIFICATION; WAIVER.  No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and approved by the Company and Holder.  If any provision of this Note shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Note or the validity or enforceability of this Note in any other jurisdiction.  This Note supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

10.

RANKING.  This Note is not secured.  Nonetheless, the Company shall not issue any security senior to or pari passu with this Note without the written consent of Holders holding a majority in interest of the Notes measured by outstanding principal amount.

[remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the Company has executed this Note as of the date set forth above.

“Company”	“Holder”

GTX Corp.,
a Nevada corporation

_________________________________________	______________________________________
By: Patrick Bertagna	By: [insert]
Its: President and Chief Executive Officer